Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this  Registration  Statement of Data Storage Consulting Services, Inc. on Form  SB-2,  of our  report  dated July 24, 2007 (included in exhibits to such registration statement) on  the  financial statements of Data Storage Consulting Services, Inc. for the years ended December 31, 2006 and for the six months ended June 30, 2007.

/s/ Ronald R. Chadwick
RONALD R. CHADWICK, P.C.
Aurora, Colorado
July 26, 2007